EXHIBIT 99.1

For Immediate Release	Contact: Anne-Marie Hess
Date: November 2, 2006	Phone: (609) 951-6842
E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP, INC. ANNOUNCES THIRD QUARTER 2006 EARNINGS OF $0.16 PER DILUTED SHARE FROM CONTINUING OPERATIONS

Late stage segment has record revenues and early stage segment profitability improves sequentially over second quarter 2006 performance

Princeton, NJ – November 2, 2006 – PharmaNet Development Group, Inc. (NASDAQ: PDGI), a leading provider of drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today reported GAAP net earnings from continuing operations for its third quarter ended September 30, 2006 of $3.0 million or $0.16 per diluted share.

“PharmaNet Development Group, Inc. had another solid quarter resulting from excellent late stage revenue growth, partially offset by lower revenues from the early stage segment,” commented Jeffrey P. McMullen, president and chief executive officer.

“In addition to strong operational performance, we recently achieved two major financial objectives with the amendment of the credit facility and the execution of the agreement for the sale and subsequent lease of the Quebec City site.”

Basis of presentation

Due to the Company's decision to discontinue certain operations earlier this year all financial results for the periods presented reflect the Company's continuing operations only, unless otherwise stated.

To better reflect ongoing operations for investors for the periods presented Adjusted (non-GAAP) results are used throughout this press release and the accompanying tables. The three months ended September 30, 2006 adjusted financial results exclude the following costs: a) non-cash amortization ($0.7 million) and b) non-cash compensation expense resulting from the adoption of SFAS 123(R) ($0.1 million). The Company adopted SFAS No. 123(R), Share Based Payment, on January 1, 2006.

A reconciliation of GAAP results to Adjusted (non-GAAP) results can be found in the unaudited financial tables included in this press release.

Third Quarter 2006 Financial Summary

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GAAP Direct revenue, which does not include reimbursed out-of-pocket expenses, increased 5.7% to $76.0 million compared to $71.9 million in the third quarter of 2005 primarily due to higher late stage revenues, offset partly by lower early stage revenues.

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GAAP corporate expenses increased to $5.0 million in third quarter 2006 compared to $3.2 million in third quarter 2005. Adjusted corporate expenses increased to $4.9 million in the third quarter of 2006 from $3.2 million in the third quarter of 2005 primarily due to the non-cash amortization of restricted stock units (RSUs), higher legal and professional fees, increased bonus and compensation expense resulting from organizational changes and the additional costs relating to the Company name change.

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GAAP operating margin was 7.8% in the third quarter 2006 compared with 16.2% in the third quarter 2005. Adjusted operating margin for the third quarter 2006 decreased to 8.9% from 17.6% in the third quarter of 2005 primarily due to lower direct revenues in the early stage segment, continued investment in early stage clinical and laboratory facilities and higher corporate expenses.

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GAAP net earnings were $3.0 million in the third quarter 2006 compared to $7.1 million in the third quarter 2005. Adjusted net earnings for the third quarter of 2006 were approximately $3.7 million compared to $8.0 million for the third quarter of 2005 primarily due to lower profits in the early stage segment and increased corporate expenses partly offset by increased profitability in the late stage segment.

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The Company’s backlog increased sequentially to $357.0 million at September 30, 2006 from $353.5 million at June 30, 2006.  Backlog consists of anticipated direct revenue from signed contracts and letters of intent that either have not started or are in process and have not been completed. The combined book-to-bill ratio was 1.05:1.

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Cash, cash equivalents, and investments in marketable securities at September 30, 2006 were $53.8 million compared to $59.6 million at June 30, 2006. In October 2006, the Company received approximately $9.9 million in cash proceeds from the sale of the new Anapharm Quebec City headquarters currently under construction.

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Net cash provided by operating activities from continuing operations was $3.6 million. Capital expenditures were $7.8 million, depreciation was $2.8 million and amortization was $0.7 million in the third quarter 2006 compared with $2.8 million, $2.5 million and $1.0 million, respectively, in the third quarter 2005. Included in the $7.8 million is $4.4 million related to the construction of the new Quebec City facility.

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Net Days Sales Outstanding (DSO) for continuing operations, which includes accounts receivable and unbilled services less current and long-term advanced billings, were 31 days at September 30, 2006, reflecting a more normalized level, compared with 14 days at June 30, 2006.

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The Company’s effective tax rate in the quarter was 14.4% compared to 14.1% in the third quarter of 2005.

For the segment financial results provided below, the Company has excluded an allocation of corporate expenses related to certain adjusted selling, general and administrative ("SG&A") expenses.

Early Stage

PharmaNet Development Group, Inc.’s early stage segment primarily includes the areas of Phase I clinical trials, support services and bioanalytical services.

For the early stage segment, GAAP direct revenue, which does not include reimbursed out-of-pocket expenses, was approximately $25.9 million in the third quarter 2006 compared to approximately $31.4 million in the third quarter 2005 primarily due to lower pricing and volume resulting from a more competitive market environment.

Early stage segment GAAP operating margins decreased to 15.4% in the third quarter 2006 compared to 30.0% in the third quarter 2005. Early stage segment adjusted operating margins decreased to 15.9% in the third quarter 2006 compared to 31.0% in the third quarter 2005 primarily due to lower direct revenues while maintaining the existing operational infrastructure.

The backlog for the early stage segment increased 22% to approximately $37.6 million from $30.8 million reported at June 30, 2006 due to new generic, Phase I and bioanalytical business.

The construction plan is in place and on schedule for the new Quebec City facility, which will house the staff and operations of the two existing facilities that comprise the Anapharm headquarters. As previously disclosed, the Company recently executed an agreement for the sale and subsequent lease of the Quebec City site. The Company continues to expect to occupy the facility in the second quarter 2007.

The Company is completing the leasehold improvements at its Toronto site which will house clinical facilities. Based on forecasted operating levels, the Company continues to assess the time at which to commence operations in this location.

Late Stage

PharmaNet Development Group, Inc.’s late stage segment primarily conducts Phase II through IV clinical trials, data management and biostatistics, medical and scientific affairs, regulatory affairs and submissions, and provides software tools and services for use in clinical trials.

For the late stage segment, GAAP direct revenue, which does not include reimbursed out-of-pocket expenses, reached record levels increasing 23.8% to $50.1 million in the third quarter 2006 compared to $40.5 million, in the third quarter 2005.

Late stage segment GAAP operating margins were 13.9% in the third quarter 2006 compared to 13.5% in the third quarter 2005. Late stage segment adjusted operating margins were 15.1% in the third quarter 2006 compared to 15.2% in the third quarter 2005.

The backlog for the late stage segment is approximately $319.4 million compared to $322.7 million reported at June 30, 2006.

Discontinued operations

The Company has a remaining balance of expected cash costs relating to discontinued operations, totaling $3.6 million, for demolition and asbestos remediation, severance, contracted services and healthcare costs. The Company continues to proceed toward demolition of the building and is assessing options with respect to the sale of the land.

Guidance

For continuing operations in the fourth quarter 2006, the Company expects

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direct revenues to be in the range of $68.1 - $74.3 million,

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adjusted pre-tax earnings to be in the range of $3.2 - $5.2 million,

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adjusted fully diluted EPS of $0.16 - $0.22,

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capital expenditures to be in the range of $4.0 - $5.0 million,

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depreciation to be in the range of $2.8 - $3.1 million,

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amortization to be approximately $0.7 million,

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and the tax rate to be in the range of 10% to 20%.

The Company expects to provide guidance for 2007 in its fourth quarter and year-end 2006 earnings press release.

Conference Call and Webcast

A conference call and webcast to discuss the third quarter financial results will be held on Thursday, November 2, 2006 at 8:30 a.m., Eastern Time.

Dial-in:

(866) 831-6272 for U.S.

(617) 213-8859 for International

Pass code: 24262818

Dial-in Replay:

(888) 286-8010 for U.S.

(617) 801-6888 for International

Pass code: 94602754

The dial-in replay will be available approximately two hours after the call through Thursday, November 9, 2006.

Webcast:

Please visit www.pharmanet.com and select the investor tab to access the webcast. The archived webcast will be available for approximately thirty

(30) days following the conference call.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which exclude, among other items, amortization of acquisition-related intangible assets, non-recurring charges related to financing, and non-cash impairment charges. PDGI excludes these items from the non-GAAP financial measures because they are outside of its operations and are a useful indicator, which allows management to monitor PDGI’s underlying business performance.

Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP First Call consensus estimate and to compare the Company’s operations against the financial results of other companies in the industry. The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release, and can also be found on the Company’s website.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc. is an international drug development services company offering a comprehensive range of clinical development, clinical and bioanalytical laboratory, and consulting services to the branded pharmaceutical, biotechnology, generic drug and medical device industries. PharmaNet Development Group, Inc. has more than 30 offices, facilities and laboratories with more than 2,000 employees strategically located throughout the world. For more information, visit the Company's website at http://www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; whether adverse publicity relating to the Company’s discontinued Florida operations causes clients to select competitors, not only for early stage branded clinical trials but also for other aspects of the Company’s business; its ability to comply with the timeline agreed upon in the settlement reached with the Miami-Dade County Unsafe Structures Board and any related fines or expenses if we are unsuccessful complying with such timeline; the associated costs and expenses with discontinuing the Company's operations in Florida, including the potential costs of the demolition of the Miami facility; the Company's ability to determine its impairment charges and costs of discontinued operations; whether the Company will achieve its estimated value for its Miami property; developments with respect to the SEC's inquiry and securities class action lawsuits and derivative lawsuits; the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; its assessment of its effective tax rate; the Company’s financial guidance; our future effective tax rate; our anticipated 2006 capital expenditures; our 2006 costs of compliance of Section 404 of the Sarbanes-Oxley Act; our ability to remediate our material weaknesses; the impact of foreign currency transaction costs and the effectiveness of any hedging strategies that we implement; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2005, which were originally filed as SFBC International (NASDAQ: SFCC) and its most recent Quarterly Report on Form 10-Q. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Statement of Operations (Unaudited)
For the Three Months Ended September 30, 2006 and 2005

		(As Revised)
	2006	2005
REVENUE
Direct revenue	76,018,774	71,890,582
Reimbursed out-of-pockets	27,235,490	21,852,492
TOTAL REVENUE	103,254,264	93,743,074
COSTS AND EXPENSES
Direct costs	45,769,899	40,099,096
Reimbursable out-of-pocket expenses	27,235,490	21,852,492
Selling, general and administrative expenses	24,337,454	20,166,287
Impairment of goodwill	-	-
Impairment of long-lived assets	-	-
TOTAL COSTS AND EXPENSES	97,342,843	82,117,875
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	5,911,421	11,625,199
OTHER INCOME (EXPENSE)
Interest income	153,557	140,309
Interest expense	(1,676,517)	(1,780,407)
Foreign exchange transaction gain (loss), net	(647,315)	(1,456,276)
TOTAL OTHER INCOME (EXPENSE)	(2,170,275)	(3,096,374)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	3,741,146	8,528,825
BEFORE INCOME TAXES
Income tax (benefit)	538,771	1,204,844
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN JOINT VENTURE	3,202,375	7,323,981
Minority interest in joint venture	222,835	192,590
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS	2,979,540	7,131,391
Earnings (loss) from discontinued operations, net of tax	(3,242,289)	2,030,825
NET EARNINGS (LOSS)	(262,749)	9,162,216

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.16	$0.39
Discontinued operations	($0.17)	$0.11
Net earnings (loss)	($0.01)	$0.50
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.16	$0.37
Discontinued operations	($0.17)	$0.11
Net earnings (loss)	($0.01)	$0.48
NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE:
Basic	18,348,322	18,459,258
Diluted	18,473,375	19,158,308

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Margin for Continuing Operations to Non-GAAP
Operating Margins for Continuing Operations
For the Three and Nine Months Ended September 30, 2006 and 2005

	Three Months Ended		Nine Months Ended
	2006	2005	2006	2005
DIRECT REVENUE	76,018,774	71,890,582	223,280,143	193,053,706

EARNINGS FROM CONTINUING OPERATIONS GAAP	5,911,421	11,625,199	5,582,388	20,266,138

OPERATING MARGIN GAAP	7.8%	16.2%	2.5%	10.5%

ADD BACK:
FAS 123(R) expense	149,063	-	958,515	-
Amortization of acqusition related intangibles	703,646	993,798	2,274,359	3,031,317
Impairment of goodwill	-	-	7,873,000	-
NON-GAAP OPERATING EARNINGS	6,764,130	12,618,997	16,688,262	23,297,455

NON-GAAP OPERATING MARGIN	8.9%	17.6%	7.5%	12.1%

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Statement of Operations (Unaudited)
For the Nine Months Ended September 30, 2006 and 2005

		(As Revised)
	2006	2005
REVENUE
Direct revenue	223,280,143	193,053,706
Reimbursed out-of-pockets	80,119,231	65,340,179
TOTAL REVENUE	303,399,374	258,393,885
COSTS AND EXPENSES
Direct costs	135,884,050	112,089,743
Reimbursable out-of-pocket expenses	80,119,231	65,340,179
Selling, general and administrative expenses	73,940,705	60,697,825
Impairment of goodwill	7,873,000	-
Impairment of long-lived assets	-	-
TOTAL COSTS AND EXPENSES	297,816,986	238,127,747
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	5,582,388	20,266,138
OTHER INCOME (EXPENSE)
Interest income	1,050,060	694,641
Interest expense	(6,432,619)	(10,344,371)
Foreign exchange transaction gain (loss), net	(3,002,126)	(678,259)
TOTAL OTHER INCOME (EXPENSE)	(8,384,685)	(10,327,989)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(2,802,297)	9,938,149
BEFORE INCOME TAXES
Income tax (benefit)	(5,874,452)	1,131,324
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN JOINT VENTURE	3,072,155	8,806,825
Minority interest in joint venture	516,798	366,855
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS	2,555,357	8,439,970
Earnings (loss) from discontinued operations, net of tax	(26,667,552)	12,865,324
NET EARNINGS (LOSS)	(24,112,195)	21,305,294

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.14	$0.48
Discontinued operations	($1.47)	$0.73
Net earnings (loss)	($1.33)	$1.21
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.14	$0.46
Discontinued operations	($1.45)	$0.71
Net earnings (loss)	($1.31)	$1.17
NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE:
Basic	18,150,182	17,543,438
Diluted	18,376,696	18,217,963

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Earnings for Continuing Operations to Non-GAAP Net Earnings from Continuing Operations
For the Three and Nine Months Ended September 30, 2006 and 2005

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005

Net earnings from continuing operations GAAP	2,979,540	7,131,391	2,555,357	8,439,970

Add: Impairment of goodwill	-	-	7,873,000	-

Add: Non-recurring charge related to financing	-	-	1,214,306	3,278,279

Add: FAS 123R expense	149,063	-	958,515	-

Add: Amortization of acqusition related intangibles	703,646	993,798	2,274,359	3,031,317

Subtotal	3,832,249	8,125,189	14,875,537	14,749,566

Less: Tax effect of non-GAAP adjustments(1)(2)(3)	122,790	140,126	4,207,249	909,430

Non-GAAP net earnings	3,709,459	7,985,063	10,668,288	13,840,136

Diluted non-GAAP net earnings per share	$0.20	$0.42	$0.58	$0.76

Number of shares used in computing diluted
non-GAAP earnings per share	18,473,375	19,158,308	18,376,696	18,217,963

(1) The revised tax rate used for the nine months ended September 30, 2006 is approximately a benefit of (17.5%) after taking into account adjustments reflected in this summary.

(2) The revised tax rate used for the nine months ended September 30, 2005 is approximately 12.6% after taking into account adjustments reflected in this summary.

(3) The quarterly tax effect for 2006 and 2005 have been tax effected at their respective quarterly tax rates.

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Summary of Operations of Early and Late Stage Clinical Development Segments
For the Three and Nine Months Ended September 30, 2006 and 2005

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
EARLY CLINICAL DEVELOPMENT	2006	2005	2006	2005

Direct revenues	25,909,168	31,419,515	76,692,015	77,462,605

GAAP operating earnings (loss)	3,991,997	9,412,359	(377,141)	15,598,571

Amortization of intangibles	128,846	315,746	549,959	1,017,358

Non-GAAP operating earnings (loss)	4,120,843	9,728,105	172,818	16,615,929

GAAP operating margin	15.4%	30.0%	-0.5%	20.1%

Non-GAAP operating margin	15.9%	31.0%	0.2%	21.5%

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
LATE CLINICAL DEVELOPMENT	2006	2005	2006	2005

Direct revenues	50,109,606	40,471,067	146,588,128	115,591,101

GAAP operating earnings (loss)	6,983,946	5,454,775	22,418,455	12,694,977

Amortization of intangibles	574,800	678,052	1,724,400	2,013,959

Non-GAAP operating earnings (loss)	7,558,746	6,132,827	24,142,855	14,708,936

GAAP operating margin	13.9%	13.5%	15.3%	11.0%

Non-GAAP operating margin	15.1%	15.2%	16.5%	12.7%

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIAIRIES
Selected Consolidated Balance Sheet Information
September 30, 2006 and 2005

	(Unaudited)	(As Revised)
	September 30,	December 31,
	2006	2005
ASSETS
Cash, equivalents and investments in marketable securities
from continuing operations	53,820,203	37,413,251
Cash, equivalents and investments in marketable securities
from discontinued operations	-	1,421,451
Total cash, equivalents, and investments in marketable securities	53,820,203	38,834,702

Accounts receivable from continuing operations	109,782,587	91,446,190
Accounts receivable from discontinued operations	6,289,490	26,425,479
Accounts receivable	116,072,077	117,871,669

Current assets from continuing operations	180,061,293	148,692,703
Current assets from discontinued operations	6,397,498	29,335,006
Total current assets	186,458,791	178,027,709

Fixed assets from continuing operations	61,796,913	48,563,461
Fixed assets held available for sale from discontinued operations	3,487,415	24,701,651
Total fixed assets	65,284,328	73,265,112

Total assets from continuing operations	555,070,421	514,328,567
Total assets from discontinued operations	9,884,913	58,208,529
Total assets	564,955,334	572,537,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities from continuing operations	125,070,285	120,493,672
Current liabilities from discontinued operations	5,624,726	5,940,389
Total current liabilities	130,695,011	126,434,061

Total liabilities from continuing operations	292,629,463	284,315,108
Total liabilities from discontinued operations	5,642,726	5,940,389
Total liabilities	298,272,189	290,255,497

Stockholders' equity	266,683,145	282,281,599

Total liabilities and stockholders' equity	564,955,334	572,537,096

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